October 20, 2006

SpatiaLight, Inc.
Five Hamilton Landing
Suite 100
Novato, CA 94949

Re:	Registration Statement on Form S-3 (Registration No. 333-137100)

Ladies and Gentlemen:

We have acted as counsel for SpatiaLight, Inc., a New York corporation (the “Company”), in connection with the Registration Statement on Form S-3, Registration No. 333-137100 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the 57,725 shares of the Company’s common stock, $.01 par value per share, on behalf of certain named selling stockholders (the “Secondary Shares”) and the following securities (the “Primary Securities”):

A.	Common Stock;
B.	warrants to purchase Common Stock (“Warrants”);
C.	units consisting of an indeterminate number of shares of Common Stock and Warrants (“Units”); and
D.	subscription rights to purchase Common Stock, Warrants or Units.

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $75,000,000.

In our capacity as counsel for the Company, we have familiarized ourselves with the organizational and governing documents of the Company, as the same are in effect on the date hereof. We have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purpose of this opinion. As to questions of material facts we have relied, with your consent, on representations of officers of the Company and upon documents and records furnished to us by the Company. In making our examination, we have assumed, with your consent, that all documents submitted to us as originals are genuine and that all documents submitted to us as copies are true, correct and complete copies of genuine originals.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated under the laws of the State of New York, validly existing and in good standing, with full corporate authority to issue the Primary Securities and the Secondary Shares.

2.	The Secondary Shares have been legally issued, fully paid and non-assessable.

3.
Assuming without opining that (i) the Registration Statement has become effective under the Securities Act, (ii) a prospectus supplement and any other offering material with respect to the Primary Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) appropriate corporate action has been taken to authorize the issuance of the Primary Securities, (iv) any required consents, approvals, authorizations and other orders of the Commission or any other regulatory authorities are obtained, and (v) the Primary Securities shall have been duly issued and delivered by the Company in accordance with the applicable underwriting agreement, if any, or other authorized, executed and delivered and legally binding purchase agreement against payment of the agree-upon consideration therefor, the Primary Securities will be validly issued, and, if the Primary Securities are Common Stock, fully paid and non-assessable.

In rendering the opinion set forth in this Paragraph 3 above, we have assumed that, at the time of issuance of any Primary Securities, (a) the Articles of Incorporation, the By-laws and the New York Corporation Code shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Common Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance.

Our opinion herein is limited to the laws of the State of Texas, the Business Corporation Law of New York, and the federal law of the United States of America. Our opinion is rendered as of the date hereof and we undertake no responsibility to advise you of any change or any new developments that might affect any matters set forth herein. This opinion expressly limited to the matters set forth herein and is for the benefit of the Company and its underwriters, if any, and may not be relied upon by any other person.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to any documents or notices filed by the Company or its underwriters in connection with the offering in any state and to the reference to Franklin, Cardwell & Jones under the caption “Legal Matters” in the Registration Statement.

Very truly yours, FRANKLIN, CARDWELL & JONES